UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2013
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-33706 (Commission File Number)	98-0399476 (IRS Employer Identification No.)

1111 West Hastings Street, Suite 320 Vancouver, British Columbia (Address of principal executive offices)	V6E 2J3 (Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into Material Definitive Agreement.

On September 26, 2013, the Board of Directors (the "Board") of Uranium Energy Corp. (the "Company") authorized management on behalf of the Company to enter into individual indemnification agreements (the "Indemnification Agreement(s)") with the directors and officers of the Company.

The Indemnification Agreements are based on a determination by the Board that it is in the best interests of the Company and its stockholders that the Company facilitate its ability to attract and retain highly competent individuals to serve as directors and officers by contractually obligating itself to indemnify, and to advance expenses on behalf of, directors and officers to the fullest extent permitted by applicable law so that directors and executive officers will serve or continue to serve the Company free from undue concern that they will not be indemnified. The Company anticipates that it would enter into substantially similar Indemnification Agreements with any new directors or officers.

The material terms of the Indemnification Agreements provide for mandatory indemnification of the director or officer (the "Indemnitee") to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any proceeding in which the Indemnitee is involved because the Indemnitee is or was a director of officer of the Company, by reason of any action taken by him or her while acting pursuant as a director or officer of the Company or any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise for which he or she is or was serving at the request of the Company, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

Subject to certain limitations, the Indemnification Agreements provide for the advancement of expenses incurred by the Indemnitee in connection with any proceeding not initiated by the Indemnitee, and the repayment to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled under applicable law, the Company's articles or bylaws or other agreements.

The foregoing description of the material terms of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement attached to this Form 8-K as Exhibit 10.1 which is incorporated by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, the Board of the Company accepted the resignation of Harry L.

Anthony as the Company's Chief Executive Officer and as a director. Mr. Anthony is assuming the position of Senior Advisor to the Company.

As a result, the Company's current directors and executive officers are as follows:

Name	Position
Amir Adnani	President, Chief Executive Officer, Principal Executive Officer and a director
Alan P. Lindsay	Chairman and a director
Ivan Obolensky	Director
Vincent Della Volpe	Director
David Kong	Director
Katharine Armstrong	Director
Mark Katsumata	Secretary, Treasurer and Chief Financial Officer and Principal Accounting Officer

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events.

On September 27, 2013, the Company issued a news release announcing the resignation of Harry Anthony (as discussed above in Item 5.02) and the appointments to the following positions:

Name:	Position:
Robert Underdown	Vice President of Production & Operations
Andrew Kurrus	Vice President of Resource Development
Ronald Dildine	Regulatory Coordinator

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits.

(a)        Financial statements of business acquired.

Not applicable.

(b)        Pro forma financial information.

Not applicable.

(c)        Shell company transactions.

Not applicable.

(d)        Exhibits.
Exhibit	Description
10.1	Form of Indemnification Agreement.
99.1	Press Release dated September 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: October 1, 2013	By: /s/ Mark Katsumata Mark Katsumata Chief Financial Officer

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